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                                                                   EXHIBIT e


                             DISTRIBUTION AGREEMENT

                                     Between

                    AMERICAN GENERAL SERIES PORTFOLIO COMPANY
                                       and
                             A.G. DISTRIBUTORS, INC.



         THIS AGREEMENT made this 1st day of May 1999 by and between AMERICAN GENERAL SERIES PORTFOLIO COMPANY, a Maryland Corporation, hereafter referred to as the "Fund" and A.G. DISTRIBUTORS, INC., a Delaware corporation hereafter referred to as the "Distributor."

THE FUND AND THE ADVISER RECOGNIZE THE FOLLOWING:

1. The Fund consists of a number of investment portfolios and issues several series of common stock, each of which represents an interest in one of the portfolios. The Fund is registered as a diversified, open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"). It is the FUND's affirmative interest to continuously offer the shares of its various Portfolios for sale to The Variable Annuity Life Insurance Company ("VALIC"), The Variable Annuity Life Insurance Company Separate Account A ("Account A"), to any other separate accounts of VALIC or any of VALIC's subsidiaries or affiliates, and to non-affiliated life insurance companies and separate accounts of such non-affiliated companies (all eligible purchasers of such shares being referred to collectively as the "Purchasers").

2. The Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934 and is currently a member of The National Association of Securities Dealers. The Distributor is also the principal underwriter and distributor of variable annuity contracts issued by VALIC and funded by Account A.

THE FUND AND THE DISTRIBUTOR AGREE AS FOLLOWS:

1. The Fund hereby appoints the Distributor as its principal underwriter and exclusive distributor to sell shares of its various Portfolios (hereinafter "its shares") to the Purchasers and the public through investment dealers throughout the world. The Fund may also sell its shares at their net asset value through the Distributor and to registered unit investment trusts which issue periodic payment plan certificates, the proceeds of which, these trusts invest in redeemable securities. The Fund may also sell its shares directly to the public.

2. The Distributor accepts such appointment. The Distributor shall offer shares of the Fund's various Portfolios only on the terms set forth in the current prospectus.



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3.       The Fund has no load or redemption charge and the Distributor will receive no compensation for acting in such capacity. Notwithstanding this, the Distributor assumes and will pay, from its own resources, all expenses related to distribution of the Fund's shares and will bear all other costs and expenses attributable to any activity primarily intended to result in the sale of shares.

4.       Allocation of Expenses.

The Fund will pay (or will enter into arrangements providing that persons other than the Fund will pay) for all expenses of the offering of its shares incurred in connection with:

         (a) The registration of the Fund or the registration or qualification of the Fund's shares for offer or sale under the federal securities laws and the securities laws of any state or other jurisdiction in which the Distributor may arrange for the sale of the shares.

         (b) The printing and distribution of the Fund's prospectuses to existing owners and participants of variable annuity contracts issued by VALIC and funded by Account A as may be required under the federal securities laws and the applicable securities laws of any state or other jurisdiction; and

         (c) The preparation, printing and distribution of any proxy statements, notices and reports, and the performance of any acts required to be performed by the Fund by and under the federal securities laws and the applicable securities laws of any state or other jurisdiction; and

         (d) The issuance of the Fund's shares, including any stock issue and transfer taxes.

The Distributor will pay from its own resources (or will enter into arrangements providing that persons other than the Distributor or the Fund shall pay), or promptly reimburse the Fund, for all expenses in connection with:

         (a) The printing and distribution of the Fund's prospectuses utilized for the marketing of variable annuity contracts issued by VALIC;

         (b) The preparation, printing and distribution of advertising and sales literature for use in the offering of the Fund's shares and printing and distribution of reports to shareholders used as sales literature;

         (c) The qualification of the Distributor as a distributor or broker or dealer under any applicable federal or state securities laws;

         (d) Any investment program of the Fund, including the reinvestment of dividends and capital gains distributions, to the extent such expenses exceed the Fund's normal costs of issuing its shares; and



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         (e)      All other expenses in connection with the offering for sale and the sale of the Fund's shares which have not been herein specifically allocated to the Fund.

5.       Duties of the Distributor.

         (a) The Distributor shall devote reasonable time and effort to effect sales of shares of the Fund, but it shall not be obligated to sell any specific number of shares.

         (b) In selling the shares of the Fund, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws and regulations and the regulations of the National Association of Securities Dealers, Inc. (the "NASD"), relating to the sale of such securities. Neither the Distributor nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the registration statement or related Prospectus and any sales literature authorized by responsible officers of the Distributor.

         (c) The Distributor shall act as an independent contractor and nothing herein contained shall constitute the Distributor, its agents or representatives, or any employees thereof as employees of the Fund in connection with the sale of shares of the Fund.

                  The Distributor is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

6.       Sale and Redemption of Shares of the Fund.

         (a) Orders for the purchase and redemption of the Fund's shares (and payment for shares, in the case of a purchase) shall be transmitted directly from the Purchaser to the Fund or its agent.

         (b) The Fund shall have the right to suspend the redemption of shares pursuant to the conditions set forth in the registration statement. The Fund shall also have the right to suspend the sale of shares at any time when its is authorized to suspend redemption of such shares.

         (c) The Fund will give the Distributor prompt notice of any such suspension and shall promptly furnish such other information in connection with the sale and redemption of Fund shares as the Distributor reasonably requests.

         (d) The Fund (or its agent) will make appropriate book entries upon receipt by the Fund (or its agent) of orders and payments for shares or requests for redemption thereof,



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                  and will issue and redeem shares and confirm such transactions in accordance with applicable laws and regulations.

7.       Indemnification.

         The Distributor agrees to indemnify, defend and hold the Fund, its officers and directors (or former officers and directors) and any person who controls the Fund within the meaning of Section 15 of the 1934 Act, (collectively, "Indemnities") free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) incurred by any Indemnitee under the 1940 Act or under common law or otherwise, which arise out of or are based upon (1) any untrue or alleged untrue statement of a material fact contained in information furnished by the Distributor to the Fund's registration statement or prospectus, (2) any omission or alleged omission to state a material fact in connection with such information required to be stated in the registration statement or prospectus or necessary to make such information not misleading, (3) any misrepresentation or omission or alleged misrepresentation or omission to state a material fact on the part of the Distributor or any agent or employee of the Distributor or any other person for whose acts the Distributor is responsible or is alleged to be responsible, unless such misrepresentation or omission or alleged misrepresentation or omission was made in reliance on written information furnished by the Fund, or (4) the willful misconduct or failure to exercise reasonable care and diligence on the part of any such persons with respect to services rendered under this Agreement. The foregoing rights of indemnification shall be in addition to any other rights to which any Indemnitee may be entitled as a matter of law. The Fund agrees promptly to notify the Distributor of any action brought against any Indemnitee, such notification being given to the Distributor by letter or telegram addressed to the Distributor at its principal business office and the Distributor's agreement to indemnify the Indemnitees pursuant to this paragraph is expressly conditioned upon such notification.

8. This agreement is effective as of May 1, 1999 and shall continue in force from year-to-year thereafter, provided, that such continuance for more than two years is specifically approved at least annually (a)(i) by the Board of Directors of the Fund, or (ii) by vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and (b) by the affirmative vote of a majority of the Directors who are not interested persons (as defined in Section 2(a)(19) of the 1940 Act) of the Fund by votes cast in person at a meeting called for such purpose.

9.       (A)      This Agreement may be terminated at any time, without penalty, by a vote of the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty (60) days' written notice to the other party.

         (B) This agreement shall automatically terminate in the event of its assignment, as defined in Section 21(a)(4) of the 1940 Act.



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10.      Each party shall mail (postage paid) or deliver, in writing, all notices to the other party, at an address designated for this purpose by the other party. Until changed, this address for both parties is:
         2929 Allen Parkway, Houston, Texas 77019.

         IN WITNESS WHEREOF, the parties hereto execute this agreement on the date above.

                                       AMERICAN GENERAL SERIES PORTFOLIO COMPANY


                                           By:  /s/ THOMAS L. WEST, JR.
                                               ---------------------------------
                                         Name:  Thomas L. West, Jr.
                                               ---------------------------------
                                        Title:  Chairman & CEO
                                               ---------------------------------


ATTEST:

         /s/ NORI L. GABERT
----------------------------------------
 Name:   Nori L. Gabert
       ---------------------------------
Title:   Vice President & Assistant Sec.
       ---------------------------------


                                        A.G. DISTRIBUTORS, INC.


                                           By:  /s/ BRUCE ABRAMS
                                               ---------------------------------
                                         Name:  Bruce Abrams
                                               ---------------------------------
                                        Title:  President & CEO
                                               ---------------------------------



ATTEST:

         /s/ CHERYL G. HEMLEY
----------------------------------------
 Name:   Cheryl G. Hemley
       ---------------------------------
Title:   Assistant Secretary
       ---------------------------------